UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported):
February 22, 2010
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2140 Lake Park Blvd.
Richardson, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:
(972) 497-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 22, 2010, the Company entered into the First Amendment to Third Amended and Restated Revolving Credit Facility Agreement (the “Credit Facility Amendment”) with Bank of America, N.A., as administrative agent, and the other lenders named in the Credit Facility Amendment.
     The Third Amended and Restated Revolving Credit Facility Agreement (the “Agreement”) contains certain limitations on the Company’s ability to enter into restrictive agreements, and the Credit Facility Amendment amends those limitations to enable the Company to enter into an indenture or purchase agreement governing unsecured bonds in accordance with the terms and conditions of the Agreement.
     The Credit Facility Amendment is filed as Exhibit 10.1 hereto. The foregoing description of the Credit Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility Amendment, which we incorporate by reference into this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1
First Amendment to Third Amended and Restated Revolving Credit Facility Agreement, dated February 22, 2010, by and among Lennox International Inc., Bank of America, N.A., as administrative agent, and the lenders named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: February 22, 2010	By:	/s/ John D. Torres
		Name:	John D. Torres
		Title:	Corporate Secretary

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